UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
February 25, 2008

North American Galvanizing & Coatings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-3920	71-0268502
(State or other	(Commission	(IRS Employer
jurisdiction	File Number)	Identification Number)
of incorporation)

5314 S. Yale Avenue, Suite 1000, Tulsa, Oklahoma	74135
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (918) 494-0964

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director.

On February 25, 2008, Janice K. Henry notified North American Galvanizing & Coatings, Inc. of her decision to accept the Board of Directors’ appointment as director, effective immediately. Ms. Henry will be eligible to participate in the Company’s Director Stock Unit Program.

Before retiring in 2006 from Martin Marietta Materials, Inc., Ms. Henry served as its Senior Vice President and Chief Financial Officer.  Ms. Henry joined Martin Marietta Materials in 1994 as its Chief Financial Officer at the time of the Company’s initial public offering.  Previously, she had been employed by Martin Marietta Corporation (currently Lockheed Martin Corporation) for a period of 20 years.  While at Lockheed Martin, Ms. Henry held a variety of increasingly responsible financial management positions and served as its Corporate Secretary for a period of four years.

Ms. Henry is a native of Colonia, New Jersey.  She holds a Bachelor of Science degree in Business Administration from Columbia Union College, Maryland, and a Masters of Business Administration from The George Washington University, Washington D.C.  In addition to her business responsibilities, Ms. Henry was a member of the Board of Trustees of Peace College and a director of  INCO.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH AMERICAN GALVANIZING & COATINGS, INC.

Date: February 26, 2008	By:	/s/ Beth B. Hood
Name: Beth B. Hood
Title: Vice President and Chief Financial Officer